Exhibit 10.1
RETENTION AGREEMENT
     GenCorp Inc, its parents, subsidiaries and affiliates, with an address at Highway 50 and Aerojet Road, Rancho Cordova, California 95742 (“GenCorp” or the “Company) and Chris W. Conley, an individual residing at                                         , (“Executive”) make and enter into this Retention Agreement (the “Agreement”) as of April 15, 2009 (the “Effective Date”).
     WHEREAS, the Company wishes to reward Executive should he remain employed by the Company for at least the period of time set forth in this Agreement; and
     WHEREAS, the Agreement is also intended to reward Executive for his contributions toward the success of the Company and for continuing to provide loyal service to the Company;
     NOW THEREFORE, in consideration of the covenants set forth in this Agreement, Company and Executive, each intending to be legally bound, hereby agree as follows:
     1. Employment and Compensation. Executive acknowledges that he is employed by the Company and has not and shall not give notice that actions by the Company up to the date of this Agreement have resulted in the Constructive Termination of his employment as that term is defined in Section 1(f) and 2(b) of the Severance Agreement that Executive signed on August 10, 2006. The Company shall continue to pay Executive the same salary that he has been earning prior to the effective date of this Agreement, with applicable withholdings and deductions.
     2. Duties and Title. Executive’s title and duties shall remain the same as they were prior to the effective date of this Agreement. Executive continues to be eligible for severance under the terms of the Severance Agreement dated August 10, 2006, the terms of which are incorporated herein by reference.
     3. Retention Bonus. Provided Executive continues to be employed on March 6, 2011, GenCorp shall pay to Executive a retention bonus (the “Retention Bonus”) in the amount of $200,000, less applicable withholdings and deductions, to be paid on the first payroll date following March 6, 2011.
     4. Representations and Warranty. Executive represents and warrants that Executive’s entering into this Agreement and the performance by Executive hereunder will not conflict with, violate or constitute a breach of, or require any consent or approval under, any agreement, license, arrangement or understanding, whether written or oral, or any law, judgment, decree, order, rule or regulation to which Executive is a party or, to the best of his knowledge, by which Executive is bound.
     5. Confidentiality. Except as required by law, the terms and conditions of this Agreement are and shall be deemed to be confidential, and shall not be disclosed by Executive to any person or entity without the prior written consent of the Company, except if required by law and to Executive’s accountants, attorneys or spouse, provided that they agree to maintain the confidentiality of this Agreement.

     6. Employment-at-will. Executive understands that he remains an employee-at-will and that this Agreement does not constitute a contract of employment and does not imply that his employment will continue for any period of time.
     7. Severability. If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, void, or unenforceable, such provision shall be of no force and effect. However, the illegality or unenforceability of such provision shall have no effect upon, and shall not impair the enforceability of, any other provision of this Agreement. The parties agree that this Agreement may not be used as evidence in a subsequent proceeding except in a proceeding to enforce the terms of this Agreement.
     8. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Ohio, without regard to the conflict of laws provisions thereof.
     9. Waiver. The waiver by either party of a breach of any provision of this Agreement shall not or be construed as a waiver of any subsequent breach. The failure of a party to insist upon strict adherence to any provision of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that provision or any other provision of this Agreement. Any waiver must be in writing.
     10. Assignment. This Agreement, as it relates to your employment, is a personal contract and you may not sell, transfer, assign, pledge or hypothecate your rights, interests and obligations hereunder. Except as otherwise herein expressly provided, this Agreement shall be binding upon and shall inure to the benefit of you and your personal representative and shall inure to the benefit of and be binding upon the Company and its successors and assigns, including without limitation, any corporation or other entity into which the Company is merged or which acquires all or substantially all of the assets of the Company.
     11. Entire Agreement. This Agreement (including all agreements incorporated by reference herein) constitutes the complete understanding between the parties with respect to Executive’s employment with the Company and supersedes any and all agreements, understandings, and discussions, whether written or oral, between the parties, all of which remain in full force and effect. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by each of the parties.
GenCorp Inc.

By:	/s/ J. Scott Neish	/s/ Chris W. Conley

	J. Scott Neish	Chris W. Conley

Dated:	April 14, 2009	Dated:	April 15, 2009

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